Exhibit 99.1
HEALTHCARE REALTY
Gabrielle M. Andrés
Corporate Communications
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES FIRST QUARTER RESULTS
NASHVILLE, Tennessee, May 9, 2011 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2011. FFO for the three months ended March 31, 2011 totaled $0.21 per diluted common share. FFO per share would have been $0.30, excluding approximately $4.0 million of net interest expense and a $2.0 million loss on extinguishment of debt related to the redemption of the senior notes due 2011. FAD for the three months ended March 31, 2011 totaled $0.25 per diluted common share, which would have been $0.34, excluding the same items.
Revenues for the three months ended March 31, 2011 totaled $72.6 million as compared to $63.0 million for the three months ended March 31, 2010. Loss from continuing operations and net loss attributable to common stockholders for the three months ended March 31, 2011 totaled $6.1 million and $5.8 million, respectively, both of which were affected by the redemption of the senior notes due 2011.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.7 billion in 213 real estate properties and mortgages as of March 31, 2011, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 202 owned real estate properties, excluding assets classified as held for sale, are located in 28 states, totaling approximately 13.3 million square feet. The Company provides property management services to approximately 9.2 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
REVENUES
Master lease rent	$15,019	$14,059
Property operating	52,353	45,531
Straight-line rent	1,286	600
Mortgage interest	1,649	638
Other operating	2,305	2,169

	72,612	62,997

EXPENSES
General and administrative	5,781	4,728
Property operating	28,095	24,199
Bad debt, net	180	(199)
Depreciation	18,895	16,203
Amortization	1,770	1,301

	54,721	46,232

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	(1,986)	(480)
Interest expense	(22,274)	(16,311)
Interest and other income, net	228	437

	(24,032)	(16,354)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,141)	411

DISCONTINUED OPERATIONS
Income from discontinued operations	490	1,551
Impairment	(147)	—
Gain on sales of real estate properties	36	2,696

INCOME FROM DISCONTINUED OPERATIONS	379	4,247

NET INCOME (LOSS)	(5,762)	4,658

Less: Net income attributable to noncontrolling interests	(27)	(64)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,789)	$4,594

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$(0.09)	$0.01

Discontinued operations	0.00	0.07

Net income (loss) attributable to common stockholders	$(0.09)	$0.08

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$(0.09)	$0.01

Discontinued operations	0.00	0.07

Net income (loss) attributable to common stockholders	$(0.09)	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	66,151,426	59,961,455

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED (2)	66,151,426	60,969,730

(1)	The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

(2)	Restricted stock and options under the employee stock purchase plan to purchase the Company’s stock were excluded from the calculation of the diluted loss per common share for the three months ended March 31, 2011 because the effect was anti-dilutive due to the net loss from continuing operations incurred for the period.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(5,762)	$4,658
Non-cash items:
Depreciation and amortization — real estate	20,182	17,437
Depreciation and amortization — other	1,673	1,411
Provision for bad debt, net	195	(199)
Impairment	147	—
Straight-line rent receivable	(1,286)	(584)
Straight-line rent liability	97	103
Stock-based compensation	941	754
Provision for deferred post-retirement benefits	459	436

Total non-cash items	22,408	19,358

Other items:
Accounts payable and accrued liabilities	(6,418)	5,052
Other liabilities	1,217	997
Other assets	(3,721)	488
Gain on sales of real estate properties	(36)	(2,696)
Loss on extinguishment of debt	1,986	480

Total other items	(6,972)	4,321

Net cash provided by operating activities	9,674	28,337

Cash flows from investing activities:
Acquisition and development of real estate properties	(25,537)	(25,268)
Funding of mortgages and notes receivable	(48,780)	(2,090)
Proceeds from sales of real estate	3,775	19,588
Proceeds from mortgages and notes receivable repayments	18	36

Net cash used in investing activities	(70,524)	(7,734)

Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	164,000	(3,000)
Repayments on notes and bonds payable	(806)	(524)
Repurchase of notes payable	(280,201)	(8,556)
Quarterly dividends paid	(20,245)	(18,417)
Proceeds from issuance of common stock	90,073	15,044
Equity issuance costs	(61)	—
Purchase of noncontrolling interests	(1,591)	—
Common stock redemptions	(51)	—
Debt issuance costs	(356)	(474)
Capital contributions received from noncontrolling interest holders	—	633
Distributions to noncontrolling interest holders	(226)	(115)

Net cash used in financing activities	(49,464)	(15,409)

Increase (decrease) in cash and cash equivalents	(110,314)	5,194
Cash and cash equivalents, beginning of period	113,321	5,851

Cash and cash equivalents, end of period	$3,007	$11,045

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net Income (Loss) Attributable to Common Stockholders	$(5,789)	$4,594
Gain on sales of real estate properties	(36)	(2,696)

Real estate depreciation and amortization	20,054	17,333

Total adjustments	20,018	14,637

Funds From Operations	$14,229	$19,231

Funds From Operations Per Common Share — Basic	$0.22	$0.32

Funds From Operations Per Common Share — Diluted	$0.21	$0.32

Weighted Average Common Shares Outstanding — Basic	66,151,426	59,961,455

Weighted Average Common Shares Outstanding — Diluted	67,264,517	60,969,730

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
March 31, 2011
Net Loss Attributable to Common Stockholders	$(5,789)
Gain on sales of real estate properties	(36)
Total non-cash items included in cash flows from operating activities (3)	22,408

Funds Available For Distribution	$16,583

Funds Available For Distribution Per Common Share — Diluted	$0.25

Weighted Average Common Shares Outstanding — Diluted	67,264,517

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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